Exhibit 10.2

EXHIBIT A

LEAF GROUP LTD.

RETENTION PLAN

AWARD LETTER

Date: [•]

[Insert Name of Participant]

[Insert Address]

[Insert City, State, Zip Code]

Dear [Insert Name of Participant]:

Leaf Group, Ltd. (the “Company”) is pleased to inform you that you are eligible for a retention bonus under the Leaf Group Ltd. Retention Plan (the “Plan”). Subject to and in accordance with the terms of the Plan and this Agreement, you shall be eligible for a Bonus of $________ (the “Bonus”). Capitalized terms not defined herein shall have such meaning as ascribed to them under the Plan.

1.             Payment of Bonus. To be eligible to receive the Bonus hereunder, you must (A): (i) be employed by the Company on the date of the consummation of the Change in Control or the termination of the Merger Agreement (the “Merger Termination”) or (ii) had your employment terminated by the Company without Cause prior to such Change in Control or Merger Termination and (B) sign such documents as may be required by the Company, including, without limitation, any such agreements as required by the Plan.

2.             Other Terms.

(a)           Amendment and Termination. The Agreement may only be amended by a written instrument executed by the Company and you. This Agreement, and any rights granted hereunder, shall terminate on the date all amounts to be paid to you hereunder are paid.

(b)           No Contract for Continuing Services. This Agreement shall not be construed as creating any contract for continued services between you and the Company or any of its Subsidiaries and nothing herein contained shall create and express or implied contract of employment. Nothing in this Agreement shall change the “at will” nature of your employment with the Company.

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(c)           Governing Law. The Agreement shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflict of laws of such state.

(d)           Tax Withholding. The Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld with respect to such payments.

(e)           Section 409A. The provisions regarding all payments to be made hereunder shall be interpreted in such a manner that any such payments are exempt from the requirements of Section 409A of the Code, as “short-term deferrals” as described in Section 409A of the Code.

(f)            Integration. This Agreement constitutes the entire agreement between the Company and you concerning the subject matter hereof and supersedes any written or oral agreement between such parties concerning such subject matter.

(g)           Benefits and Burdens. This Agreement shall inure to the benefit of and be binding upon the Company and you, and their and your respective successors, executors, administrators, heirs and permitted assigns.

(h)           Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(i)            Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

(j)            Notices. Any notices, requests, demands, and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to you at the last address you filed in writing with the Company, or to the Company at its main office, attention of the Board.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

LEAF GROUP LTD.

By:

Name:
Title:

[Covered Participant]

[Signature Page to Agreement]